                                                                  EXHIBIT 99C




                       FIRST AMENDMENT TO TRUST AGREEMENT
                       ----------------------------------
                    BETWEEN THE PROGRESSIVE CORPORATION AND
                    ---------------------------------------
                           NBD BANK, N.A., AS TRUSTEE
                           --------------------------
             FOR THE PROGRESSIVE CORPORATION LONG-TERM SAVINGS PLAN
             ------------------------------------------------------


         THIS AMENDMENT is entered into as of the 25th day of May, 1994 by and between The Progressive Corporation, an Ohio corporation ("Sponsor") and NBD Bank, N.A., a national banking association organized and existing under the laws of the United States of America ("Trustee").

         WHEREAS, Sponsor currently maintains The Progressive Corporation Long-Term Savings Plan ("LTSP"); and

         WHEREAS, the assets of the LTSP currently are held in a trust ("Trust") maintained pursuant to the Trust Agreement between The Progressive Corporation and Trustee ("LTSP Trust Agreement"); and

         WHEREAS, Sponsor desires to provide for the merger of the assets held pursuant to The Progressive Corporation Supplemental Retirement Plan into the Trust;

         NOW, THEREFORE, the LTSP Trust Agreement is hereby amended by adding the following thereto as new Section 19.1:

         "19.1   TRANSFERRED ASSETS; ADMINISTRATION OF TRANSFERRED ASSETS;
POWERS AND DUTIES OF TRUSTEE.

                 (a) There will, from time to time, subsequent to June 30, 1994, be delivered to the Trustee certain assets ("SRP Assets") previously held pursuant to The Progressive Corporation Supplemental Retirement Plan ("SRP"). All such SRP Assets shall be held, administered and disbursed by the Trustee as part of the Trust, pursuant to the provisions of this Agreement, as in effect from time to time subsequent to June 30, 1994.

                 (b) The Trustee will have no duty to verify whether the amount of any such SRP Assets delivered to it is correct, and shall have no duty of inquiry into the prior administration of the SRP or funding for the SRP.

                 (c) Such SRP Assets shall be invested in such investment funds as the Sponsor shall direct, based on each Participant's investment election then in effect pursuant to the Plan, if any, and if no investment election is then in effect as to any Participant, such SRP Assets relating to such Participant shall be invested in an investment fund consisting of guaranteed investment contracts or a similar successor investment fund until the Sponsor directs otherwise based on a subsequent investment election of the Participant."

2. Except as expressly provided in this Amendment, the terms and provisions of the LTSP Trust Agreement shall remain entirely unchanged and continue in full force and effect.

         IN WITNESS WHEREOF, Sponsor and Trustee have hereunto caused this Amendment to be executed by their duly authorized representatives as of the date set forth above.

                                                THE PROGRESSIVE CORPORATION


-----------------------------                   By:  /s/ David M. Schneider
Witness                                            ----------------------------

                                                Name:
                                                     --------------------------

                                                Title: Secretary
                                                      -------------------------




                                                NBD BANK, N.A.


-----------------------------                   By:    /s/ John R. Mrzyglod
Witness                                             --------------------------

                                                Name:
                                                     -------------------------

                                                Title: Second Vice President
                                                      ------------------------




MRU\L930152\AMD00001.001
(05/25/94)                              2